EXHIBIT 99.1

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Brady Corporation Plans to Acquire Gravotech Holding

MILWAUKEE (March 15, 2024) -- Brady Corporation (NYSE: BRC) (“Brady”) announced today that it has entered into exclusive negotiations to acquire Gravotech Holding (“Gravotech”) for approximately EUR 123 million (approximately USD 133 million). Brady expects to fund the transaction with cash on hand as well as with borrowings on its existing credit agreement, and expects to close the transaction by the end of its fiscal year ending July 31, 2024, subject to prior completion of the information-consultation processes under French law and closing conditions, including regulatory clearances.
Gravotech, with sales of EUR 112 million (approximately USD 121 million) in the year ending December 31, 2023, is a leader in specialized marking and engraving solutions intended for a variety of industries and applications. Gravotech was founded in 1938 and is headquartered in Lyon, France. Gravotech is a leader in the design, manufacture and distribution of innovative solutions for specialized engraving, marking and cutting, offering laser, mechanical engraving, scribing and dot peen capabilities. It manufactures machines and consumables and develops CAD software, and has an international presence in the U.S., Latin America, Europe and Asia-Pacific. Brady is a leader in high-performance industrial printers and adhesive materials, and the acquisition of Gravotech will add specialized direct part marking and engraving capabilities to Brady’s extensive product identification offering.
“Gravotech is a highly regarded France-based company that is well-known globally for its innovative and differentiated solutions,” said Brady’s President and Chief Executive Officer, Russell R. Shaller. “The planned acquisition of Gravotech expands our product offering into precision direct part marking and engraving, with a product offering complementary to Brady’s. We would intend to grow Gravotech’s addressable market through Brady’s global footprint throughout Europe, Asia and the Americas.”
Excluding acquisition-related costs, Brady expects this acquisition to be immaterial to earnings per diluted share for the remainder of the fiscal year ending July 31, 2024.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, Brady has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2023, employed approximately 5,600 people in its worldwide businesses. Brady’s fiscal 2023 sales were approximately $1.33 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including any statements regarding the potential timing of or completion of the acquisition of Gravotech, and any financial impacts of that transaction. For Brady, uncertainties arise from: the occurrence of any event, change or other circumstances that could give rise to the termination of the offer to acquire Gravotech; the expected timing and likelihood of completion of the proposed transaction with Gravotech, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the offer that could reduce anticipated benefits or cause the parties to abandon the transaction; the risk that the proposed offer and its announcement could have an adverse effect on the ability of Brady and Gravotech to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; increased cost of raw materials and labor as well as material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; adverse impacts of regional epidemics or global pandemics; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2023.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.